UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2016

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(704) 557-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Master Services Agreement with CONA. On April 6, 2016, Coca-Cola Bottling Co. Consolidated (the “Company”) entered into a Master Services Agreement (the “Master Services Agreement”) with CONA Services LLC (“CONA”), effective as of April 2, 2016, pursuant to which CONA agreed to make available, and the Company became authorized to use, the Coke One North America system (the “CONA System”), a uniform information technology system developed to promote operational efficiency and uniformity among North American Coca-Cola bottlers. The Company became a member of CONA, a limited liability company formed to provide business process and information technology services to its members, pursuant to the CONA Services LLC Limited Liability Company Agreement (the “CONA Services LLC Agreement”) entered into by the Company, The Coca-Cola Company, Coca-Cola Refreshments USA, Inc., a wholly-owned subsidiary of The Coca-Cola Company (“CCR”), and certain other Coca-Cola bottlers (collectively, the “Members”), as contemplated by the non-binding letter of intent entered into by the Company and The Coca-Cola Company on September 23, 2015, a copy of which was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2015.

Pursuant to the Master Services Agreement, CONA agreed to make available, and authorized the Company to use, the CONA System in connection with the distribution, sale, marketing and promotion of non-alcoholic beverages the Company is authorized to distribute under its comprehensive beverage agreement or any other agreement with The Coca-Cola Company (the “Beverages”) in the territories the Company serves (the “Territories”), subject to the provisions of the LLC Agreement (as defined below) and any licenses or other agreements relating to products or services provided by third-parties and used in connection with the CONA System. As part of making the CONA System available to the Company, CONA will provide certain business process and information technology services to the Company, including the planning, development, management and operation of the CONA System in connection with the Company’s direct store delivery of products (collectively, the “CONA Services”).

In exchange for the Company’s right to use the CONA System and right to receive the CONA Services under the Master Services Agreement, the Company will be charged service fees by CONA on a quarterly basis based on the number of physical cases of Beverages distributed by the Company during the applicable period in the Territories where the CONA Services have been implemented (the “Service Fees”). Initially, the Service Fees will be an amount per physical case of Beverages distributed that varies based on whether the Beverages are distributed in a portion of the Territories that the Company (i) served prior to May 2014, (ii) acquired the rights to serve between May 2014 and May 2015, or (iii) acquired the rights to serve after May 2015. Upon the earlier of (i) all Members beginning to use the CONA System in all territories in which they distribute products of The Coca-Cola Company (excluding certain territories of CCR that are expected to be sold to bottlers that are neither members of CONA nor users of the CONA System), or (ii) December 31, 2018, the Service Fees will be changed to be an amount per physical case of Beverages distributed in any portion of the Territories that is equal to the aggregate costs incurred by CONA to maintain and operate the CONA System and provide the CONA Services divided by the total number of cases distributed by all of the members of CONA, subject to certain exceptions. The Company is obligated to pay the Service Fees under the Master Services Agreement even if it is not using the CONA System for all or any portion of its operations in the Territories.

CONA Services LLC Agreement. The CONA Services LLC Agreement was entered into on January 27, 2016 and, concurrent with the execution of the Master Services Agreement, on April 6, 2016, the Members entered into Amendment No. 1 (the “Amendment”) to the CONA Services LLC Agreement (as amended, the “LLC Agreement”), effective as of April 2, 2016. The LLC Agreement contemplates that each Member will make capital contributions as determined by the CONA Board (defined below) from time to time in proportion to each Member’s ownership interest in CONA (the “Percentage Interest”). No Member may transfer its membership interest (or portion thereof) except to a purchaser of such Member’s bottling business (or portion thereof) as permitted under the terms of such Member’s comprehensive beverage agreement with The Coca-Cola Company. At any time on or after January 1, 2020, a Member may elect to withdraw from CONA provided that (i) such Member is not in breach or default of the LLC Agreement or its master services agreement with CONA, (ii) it has provided CONA and other Members at least one year prior written notice, and (iii) the CONA Board has determined that (x) the withdrawing Member is withdrawing either due to a material change in its financial condition or after it suffered prolonged and consistent service problems under its master services agreement with CONA, and (y) such withdrawal would not reasonably be anticipated to result in undue hardship to the remaining Members.

The LLC Agreement provides that the business and affairs of CONA will be managed by a Board of Directors comprised of representatives of the Members (the “CONA Board”). The CONA Board is currently comprised of six directors, with each Member (other than The Coca-Cola Company) having the right to designate one director. The Coca-Cola Company has the right to appoint a participant to attend meetings of the CONA Board in a non-voting capacity. Members do not have any voting rights except for the designation or election of directors, and all directors are entitled to one vote, regardless of the Percentage Interest held by each Member. Most matters to be decided by the CONA Board require the approval of a majority of a quorum of the directors (a quorum being satisfied by the attendance of a majority of the directors), provided that the approval of 80% of the directors is necessary to, among other things, require Members to make additional capital contributions, approve CONA’s annual operating and capital budgets, and approve capital expenditures in excess of certain agreed upon amounts. The CONA Board may, in its discretion, elect to design, build and operate a manufacturing platform (the “Manufacturing Platform”) to provide services supporting the manufacturing activities of those Members who are part of The Coca-Cola Company’s national product supply group (the “Producing Members”). If the CONA Board elects to establish the Manufacturing Platform, any and all governance decisions regarding the Manufacturing Platform will be made solely by the directors designated by the Producing Members, and all costs and expenses incurred by CONA in connection with the Manufacturing Platform will be borne solely by the Producing Members. If CCR grants any major North American Coca-Cola bottler other than a Member rights to (i) manufacture, produce and package, or (ii) market, promote, distribute and sell Coca-Cola products, the LLC Agreement provides that CCR shall require such bottler to become a member of CONA, to implement the CONA System in such bottler’s operations and to enter into a master services agreement with CONA.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates.

The Coca-Cola Company also owns approximately 34.8% of the outstanding common stock of the Company, which represents approximately 4.9% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders filed with the SEC on March 30, 2016.

The LLC Agreement and the Master Services Agreement were entered into following review and approval of such agreements and the terms and conditions of the transactions contemplated therein initially by the Audit Committee of the Company’s Board of Directors and subsequently by the Company’s Board of Directors (with The Coca-Cola Company’s designee not participating or voting).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: April 8, 2016	By:	/s/ James E. Harris
James E. Harris Executive Vice President, Business Transformation